                            SECTION 906 CERTIFICATION

     Pursuant to 18 U.S.C. ss.1350, the undersigned officer of World Funds Trust
(the "Company"), hereby certifies, to the best of his or her knowledge, that the
Company's Report on Form N-CSR for the period ended July 31, 2009 (the "Report")
fully complies with the  requirements  of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents,  in all material respects,  the financial  condition and results of operations of the Company.

Dated:          December 31, 2009

Name:           /s/ Franklin A. Trice, III
                Franklin A. Trice, III
Title:          Chairman and President

     This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not  being  filed as a part of the  Report  or as a  separate  disclosure document.

                           SECTION 906 CERTIFICATION

     Pursuant to 18 U.S.C. ss.1350, the undersigned officer of World Funds Trust
(the "Company"), hereby certifies, to the best of his or her knowledge, that the
Company's Report on Form N-CSR for the period ended July 31, 2009 (the "Report")
fully complies with the  requirements  of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents,  in all material respects,  the financial  condition and results of operations of the Company.

Dated:       December 31, 2009

Name:           /s/ Karen Shupe
                Karen Shupe
Title:          Treasurer

     This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not  being  filed as a part of the  Report  or as a  separate  disclosure document.